Exhibit 20

World Omni Auto Receivables Trust 2005-A
Monthly Servicer Certificate
December 31, 2005

Aggregate Note Amount
Aggregate Note Amount

Original	800,000,000.00

Note Balance @ 11/30/05	559,608,962.97
Principal distributable amount	19,844,823.37

Note Balance @ 12/31/05	539,764,139.60

Class A-1 Note Amount
Note Amount

Original	168,000,000.00

Note Balance @ 11/30/05	0.00
Principal distributable amount	0.00

Note Balance @ 12/31/05	0.00

Class A-2 Note Amount
Note Amount

Original	190,000,000.00

Note Balance @ 11/30/05	121,337,944.96
Principal distributable amount	18,830,752.89

Note Balance @ 12/31/05	102,507,192.07

Class A-3 Note Amount
Note Amount

Original	252,000,000.00

Note Balance @ 11/30/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	252,000,000.00

Class A-4 Note Amount
Note Amount

Original	157,675,000.00

Note Balance @ 11/30/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	157,675,000.00

Class B Note Amount
Note Amount

Original	32,325,000.00

Note Balance @ 11/30/05	28,596,018.01
Principal distributable amount	1,014,070.48

Note Balance @ 12/31/05	27,581,947.53

Total
Distributable Amounts

Interest Distributable Amount	1,664,509.74
Principal Distributable Amount	19,844,823.37

Total	21,509,333.11

Class A-1
Distributable Amounts

Interest Distributable Amount	0.00
Principal Distributable Amount	0.00

Total	0.00

		Class A-2
Distributable Amounts

Interest Distributable Amount		328,623.60
Principal Distributable Amount		18,830,752.89

Total		19,159,376.49

		Class A-3
Distributable Amounts

Interest Distributable Amount		743,400.00
Principal Distributable Amount		0.00

Total		743,400.00

		Class A-4
Distributable Amounts

Interest Distributable Amount		501,932.08
Principal Distributable Amount		0.00

Total		501,932.08

		Class B
Distributable Amounts

Interest Distributable Amount		90,554.06
Principal Distributable Amount		1,014,070.48

Total		1,104,624.54

		Class A-1	Class A-2
Note Factors
	12/31/2005	0.0000000%	53.9511537%

		Class A-3	Class A-4
Note Factors
	12/31/2005	100.0000000%	100.0000000%

		Class B
Note Factors
	12/31/2005	85.3269839%

		$	#
Pool Data

Original Pool Balance		808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05		202,867,922.66	10,428
Pool Balance at 11/30/05		576,916,456.67	37,000
Principal Payments		19,696,073.52	630
Defaulted Receivables		762,507.27	45
Pool Balance at 12/31/05		556,457,875.88	36,325
Overcollateralization Target Amount		16,693,736.28
Recoveries		456,966.37

Weighted Average APR		6.71%
Weighted Average Remaining Term		48.64

		Aggregate Net Losses	Net Loss Ratio
October		494,665.28	0.96%
November		406,753.50	0.82%
December		305,540.90	0.64%

Average Net Loss Ratio			0.80%

Noteholders’ First Priority Principal Distributable Amount		0.00

Noteholders’ Second Priority Principal Distributable Amount		0.00
		Advance	Reserve Fund
Account Balances

Balance as of 11/30/05		92,961.05	9,864,429.33
Balance as of 12/31/05		103,692.44	9,898,868.19
Change		10,731.39	34,438.86
Reserve Fund Requirement			9,547,666.30
Reserve Fund Supplemental Requirement/(Excess)			(351,201.89)
		Total
Distribution per $1,000

Distribution Amount		26.8866664

Interest Distribution Amount	2.0806372
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	24.8060292

	Class A-1
Distribution per $1,000

Distribution Amount	0.0000000

Interest Distribution Amount	0.0000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-2
Distribution per $1,000

Distribution Amount	100.8388236

Interest Distribution Amount	1.7295979
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	99.1092257

	Class A-3
Distribution per $1,000

Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-4
Distribution per $1,000

Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class B
Distribution per $1,000

Distribution Amount	34.1724528

Interest Distribution Amount	2.8013629
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	31.3710898

	Total
Servicing Fee

Amount of Servicing Fee Paid	480,763.71
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	433	6,250,161.49
Past Due 61-90 days	95	1,394,062.80
Past Due 91 + days	38	608,455.80

Total	566	8,252,680.09